Exhibit 99.1

Simulations Plus, Inc.
NASDAQ: SLP
Fourth Quarter and Fiscal Year 2009
Conference Call
November 30, 2009

Introduction and Welcome
• Introduction and Welcome
• Agenda
 – Fourth Quarter FY 2009 (4QFY09)
 Financial Summary
 – Fiscal year 2009 Financial Summary
 – Progress in Business Units
 – Strategy Going Forward
 – Questions and Answers

 With the exception of historical information, the matters discussed in this presentation are forward-looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: continuing demand for the Company’s products; competitive factors; the
 Company’s ability to finance future growth; the Company’s ability to produce and market new products in a timely fashion; the Company’s ability to continue to attract and retain skilled personnel; the Company’s ability to identify, evaluate, and close suitable acquisitions; and the
 Company’s ability to sustain or improve current levels of productivity.
 Further information on the Company’s risk factors is contained in the
 Company’s quarterly and annual reports and filed with the Securities and Exchange Commission.
Safe Harbor Statement Under the
Private Securities Litigation Reform Act
of 1995

4QFY09 (3 months) Financial Summary
• Gross revenues = $1.839 MM (up 0.2% from 4QFY08)
 – Pharmaceutical software and services = $1.107 MM (up 1.4% from $1.092 MM in 4QFY08)
 – Words+ subsidiary = $732,000 (down 1.5% from $744,000 4QFY08)
• SG&A = $966,000 (down 2.8% from $995,000 in 4QFY08)
 – SG&A declined slightly because of reduced professional fees (tax credit consultant and valuation company for potential acquisitions in 08 but not 09)
• R&D Expense = $118,000 (down 59.4% from $290,000 from 4QFY08)
 – Greater time on contract studies (but COGS up $164K because of efforts on study contracts)
• Income Before Income Taxes = $127,000 (down 16.0% from $151,000 in 4QFY08)
 – ~$80,000 lower write-off of old Words+ invoices - conservative estimate - still working on them. Additional funding staff & special software have improved short-term collections.
• Net Income = $190,000 (up 15.8% from $165,000 in 4QFY08)
 – ~$64,000 reduction from estimated income taxes for the first 3 quarters, due to additional credits related to stock options from earlier fiscal years discovered by our tax consultant
• EPS = $0.011 FD share (up $0.002 from $0.009/FD share in 4QFY08)
 – Positive results continue in spite of global economic crisis
 – Share repurchase reduced number of fully diluted shares
• Cash = $7.47 MM (up $1.58 MM or 26.9% from $5.89 MM in 4QFY08)
 – Cash increases even with share repurchase program spending over $1 MM in FY09
• Shareholders’ Equity = $10.571 MM (up 6.6% from $9.915 MM in 4QFY08)

FY09 (12 months) Financial Summary
• Gross revenues = $9.143 MM (up 2.0% from $8.968 MM in FY08)
 – Pharmaceutical software and services = $6. 031 MM (up 4.1% from $6.055 MM in FY08)
 – Words+ subsidiary = $2.842 MM (down 2.4% from $2.912 MM in FY08)
• SG&A = $3.896 MM (up 5.3% from $3.699 MM in FY08)
 – Increased spending for marketing and sales (trade shows, travel, etc.) is major factor, along with health insurance, and company contributions for payroll-related expenses
• R&D Expense = $1,114,000 (up 12.5% from $990,000 in FY08)
 – Greater time on funded collaborations (4 at present), less capitalized software development
• Income Before Income Taxes = $2.027 MM (down 17.1% from $2.446 MM in FY08)
 – Increased investments in marketing and sales, R&D, and less gross profit for the year.
 – ~$7,000 greater write-off of old Words+ invoices - conservative estimate - still working on them. Additional funding staff & special software have improved short-term collections.
• Net Income = $1.412 MM (down 18.2% from $1.726 MM in FY08)
 – Contract study costs produced increased cost of goods sold.
 – Large reduction in interest income in spite of larger cash position.
• EPS = $0.082/FD share (down $0.013 from $0.095/FD share in FY08)
 – Profitability continues in spite of global economic crisis
• Cash = $7.47 MM (up $1.58 MM or 26.9% from $5.89 MM in FY08)
 – Cash increases even with share repurchase program spending over $1 MM in FY09
• Shareholders’ Equity = $10.571 MM (up 6.6% from $9.915 MM in FY08)

Share Repurchase Program
• Board of directors authorized share repurchase program for up to
 $2.5 million from October 2008 through October 2009. Actually repurchases began December 2, 2008, so the board extended the repurchase period through December 1, 2009.
• As of November 27, over 1.02 MM shares had been bought back at average price per share of about $1.32.
• Share repurchases are subject to Safe Harbor restrictions:
 – Number of shares that can be bought back per day in non-block trades is
 25% of average daily trading volume for previous 4 weeks
 – Block repurchases can be made for large blocks
 – Cannot have block and non-block purchases on the same day
 – Can only purchase on an up-tick, etc.
 – Cannot have repurchases when insiders are trading
• No plans at this time to repurchase shares after December 1;
 however, the board of directors may decide to reinstitute
 repurchasing shares at any time.

Progress - 1
• ADMET Predictor™ (Structure-property prediction program)
 – Version 4.0 was released in July
 – New Dose Optimization Module estimates dose amount needed for new molecules based on mini-GastroPlus simulation
 • Developed under Pfizer funding and in active use at Pfizer now
 – New toxicity models: five new liver toxicity models were added
 – New metabolism models: seven new enzymes were added to the Enslein
 Metabolism Module
 – Expanded graphics capability was added with Miner3D component
 – Work began in 4th quarter on our $525,000 SBIR Phase II grant, which is now well under way with excellent progress to date. This grant is funding the development of a rapid atomic partial charge calculation method, which was already shown in Phase I to provide new descriptors that improve many of our predictive models. These descriptors are unique to
 ADMET Predictor and provide a strategic advantage in predictive models.

Solubility in Biorelevant Fluids
• During FY09 we funded a series of experiments with Northeastern
 University to measure the solubility of 160 drugs and drug-like compounds in three different types of biorelevant fluids:
 – Fasted state simulated gastric fluid (FaSGF)
 – Fasted state simulated intestinal fluid (FaSSIF)
 – Fed state simulated intestinal fluid (FeSSIF)
• These data have been used to build preliminary solubility models for
 ADMET Predictor that can provide estimates for in vivo solubilities for new compounds without the need to measure them.
• In vivo solubilities are important for GastroPlus simulations of low-solubility compounds.
• Our Chief Scientist, Dr. Michael Bolger, presented a scientific poster at the
 American Association of Pharmaceutical Scientists meeting a few weeks ago and received very high interest from scientists at the meeting.
• We may decide to offer these data as a new product. We intend to conduct more of these experiments to expand the database and improve our predictions.

Progress - 2
• ClassPharmer™ (Data Mining and De Novo Molecule Design)
 – Numerous improvements were being incorporated during the 4th quarter, and Version 4.7 was released in October.
 – We continue to enhance ClassPharmer’s capabilities in data mining and de novo molecule design (design of new molecules) and to add additional convenience features requested by our users.
 – New “scaffold hopping” capability was added in 4.7 - allows chemists to change the core (or any portion) of a molecule while maintaining other features and the bond distances between them.
 – Added a new method to generate molecular transformations from our
 Pair SAR results to design better molecules. Pair SAR’s compare two molecules with very similar structures but very different values for one or more properties.
 – Coordination between ADMET Predictor and ClassPharmer provides an unmatched capability for new molecule design and screening, as well as for screening molecules from high throughput screening activities.

DDDPlus(TM): C:\Program Files\Simulations Plus, Inc\DDDPlus\DDDPlusDemo.mdb
File Database Simulation Setup Tools Modules Help
Formulation
Experimental Setup
Simulation
Hydrocortisone Coarse Powder
Apparatus Type:
Experimental Parameters
Instrument Speed (RPM): 75
Medium Volume (mL): 900
Medium Viscosity (g/(cm*s)): 0.007
Medium pH: 7
Fluid Velocity (cm/s): 7.504
Medium Type: Water
Experiment Phase
Medium Composition

Select Curves
Refresh Curve
Particle Size Distribution
pH vs. Time
Hydrocortisone Coarse Powder
Percent Dissolved (%)
Time (min)
Hydrocortisone Coarse Powder

simulationsplus, inc.

Progress - 3
DDDPlus - Simulates laboratory dissolution experiments
 Sales continue to increase steadily
 Version 3.0 was released in Q3 with a number of important
 enhancements
 Remains the only tool of its kind

Progress - 4
• GastroPlus™
 – Development of Drug-drug Interaction module continues under funded collaboration with Roche - initial capability in use at Roche
 – Development of ocular delivery capability under a funded collaboration with Pfizer is nearly complete
 – Development of a nasal-pulmonary delivery module under a funded collaboration with GlaxoSmithKline is nearly complete. Proposal has been submitted for further extension in response to a request from GSK.
 – Consulting contracts continue to come in to assist pharmaceutical companies worldwide in analyzing preclinical and clinical data with
 GastroPlus
 – At AAPS meeting in November, GastroPlus was mentioned by every speaker in at least 3 different sessions as the tool used to run the analyses that were being presented.

Ciliary Muscle
Ciliary Body
Aqueous Humor
Cornea
Lens
Pupil
Iris
Canals of Schlemm
Conjunctiva
Orbital Muscles
Zonules
Visual Axis
Lens Sack
Vitreous Humor
Sclera
Retina
Choroid
Fovea
Macula
Optic Disk
Optic Nerve
Retinal Blood Vessels

simulationsplus, inc.

GastroPlus Ocular Delivery - Funded
Collaboration

Bronchi, Bronchial Tree, and Lungs
Larynx
Pulmonary vein
Pulmonary artery
Primary bronchi
Trachea
Secondary bronchi
Tertiary bronchi
Bronchioles
Cardiac notch
Alveolar duct
Alveoli

simulationsplus, inc.

GastroPlus Pulmonary Delivery

Progress - 5
• Words+ subsidiary
 – General economy appears to be affecting this business -
 many states are struggling, and a large percentage of our
 sales come from 3rd-party sources (Medicaid, Medicare,
 schools, state vocational rehabilitation programs, etc.)
 – New Conversa™ communication device selling well
 – Full-time national sales manager working to improve
 marketing and sales activities and dealer relationships
 – Two new employee sales reps added in California

Miscellaneous Items
• Potential acquisition we were working on for a number of months did not go through - seller decided to go with another buyer. Potential remains to acquire software part of the business, which was our primary interest.
• Due diligence currently in progress on three acquisition possibilities for the pharmaceutical side of the business.
• Two new Ph.D.s started recently. Interviewing additional scientists to hire at least two more to work on contract studies and internal projects for both existing products and new product development.
• Recent interview of very experienced medicinal chemist for the position of
 Director of Life Sciences after the resignation of Dr. John Crison last month for personal reasons. Dr. Michael Bolger, Chief Scientist, is also serving as Acting
 Director of Life Sciences until the position is filled.
• Mr. John DiBella has been promoted to Manager, Marketing and Sales, reporting to Dr. Michael Pelekis, Director, Business Development, Marketing,
 and Sales after the resignation of Mr. Ronald Creeley for family health reasons.

Strategy Going Forward
• Continue to expand product line and services
 – Pharmaceutical software and services
 • Continue to expand Life Sciences team
 – For new product development as identified in corporate strategic planning
 – To increase capacity to conduct consulting studies and funded collaborations
 • Seek and complete strategic acquisitions
 – Goal is to add both new products & services as well as additional scientific staff
 • Examine additional SBIR opportunities
 – Words+ subsidiary
 • Continue product improvements and more aggressive marketing and sales
 • Added staff and new billing software to process prior authorizations and accounts receivable more quickly - collecting old receivables from state Medicaid agencies
 • Look for SBIR funding opportunities that fit our expertise
• Continue our expanded marketing and sales activities - increasing number of conferences and meetings worldwide - lead list is growing
 – China appears to be significant potential market for pharmaceutical business
 • New dealer in Shanghai just signed up this month.
 – Continue our new push into the environmental toxicology area

Summary
• Simulations Plus financial strength continues
 – Excellent cash position that continues to grow in spite of spending over $1 million on share repurchases - cash increased
 – No debt
 – Share repurchase has reduced number of shares outstanding by over 1 million shares
• Decent fourth quarter - not outstanding, but in this economy, healthy
 – Pharmaceutical software and services revenues up slightly from 4QFY08
 – Words+ subsidiary had ~$10,000 loss, last year ~$83,000 loss for 4th quarter
• Decent fiscal year - again not outstanding, but healthy
 – Pharmaceutical software and services earnings $1.5 MM
 – Words+ subsidiary had $87,000 loss, last year $29,000 profit
 • Partial loss of European customer who replaced one of our products with their own
 • Medicare accreditation was achieved during the fiscal year in a single visit
 • Expanded funding staff and new billing software expected to improve A/R collections
• Focus on maintaining best-in-class position in product quality and superior customer service in both business units
• Continue to actively seek strategic acquisitions.
• Slides available by e-mail on request through info@simulations-plus.com

Additional Factors
• State of the pharmaceutical industry
 – Mergers have had no effect on business to date - in fact licenses have increased at the larger companies. Academic and government licenses have also increased.
 – Large companies continue to adopt in silico (software) technologies in various departments, and Simulations Plus software is independently ranked as best-in-class.
 – Smaller companies are recognizing the value of in silico tools as a result of the many scientific presentations that are now being presented at meetings around the world.
• Marketing and sales efforts are paying off - big push early this year with typical 6-month sales cycle
• Strategic acquisition opportunities are being sought both for new products that are synergistic with our expertise and
 products, and that can add to the capabilities we offer now.

Questions?